UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 8, 2008

ION Media Networks, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-13452	59-3212788
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

601 Clearwater Park Road, West Palm Beach, Florida		33401
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	561-659-4122

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.01 Changes in Control of Registrant.

On January 8, 2008, CIG Media LLC ("Purchaser"), an affiliate of Citadel Investment Group, completed the acquisition from Lowell W. Paxson, Paxson Enterprises, Inc., and Second Crystal Diamond Limited Partnership (collectively, the "Paxson Stockholders") of an aggregate of 15,455,062 outstanding shares of the Class A Common Stock of ION Media Networks, Inc. (the "Company") and 8,311,639 outstanding shares of the Class B Common Stock of the Company (collectively, the "Call Shares"), pursuant to the exercise of a call right (the "Call Right") to acquire the Call Shares that had been granted by the Paxson Stockholders to an affiliate of NBC Universal, Inc. ("NBCU"), in November 2005, and that was assigned to and exercised by Purchaser on May 4, 2007.

Purchaser has acquired control of the Company through its ownership of the Company's voting securities. Holders of the Class A Common Stock are entitled to one vote per share on all matters submitted for a vote of the holders of the Company's common stock, and holders of the Class B Common Stock are entitled to ten votes per share on all such matters. Following acquisition of the Call Shares, Purchaser holds 95.65% of the aggregate total voting power of the outstanding voting securities of the Company, including 100% of the outstanding Class B Common Stock and 90.22% of the outstanding Class A Common Stock.

In connection with the exercise of the Call Right, The Bank of New York released to the Paxson Stockholders the exercise price of $0.25 per share of Class A Common Stock, or $3,863,765.50 (which was paid upon exercise of the Call Right on May 4, 2007), and the Purchaser paid the Paxson Stockholders the exercise price of $0.29 per share of Class B Common Stock, or $2,410,375.31, which was paid in cash at the closing of the acquisition of the Call Shares on January 8, 2008. The source of funds for the payment made on May 4, 2007 was funds that had been placed into escrow for such purpose by NBCU in November 2005. The Company has been advised by the Purchaser that the source of funds for the payment made on January 8, 2008, was the Purchaser's general working capital.

Additional information regarding the agreements between the Purchaser and the Company and the Purchaser and NBCU, including with respect to the Purchaser's rights to elect directors of the Company, is contained in the Company's Current Reports on Form 8-K, dated May 3, 2007 and August 21, 2007, as filed with the Securities and Exchange Commission.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 11, 2008, W. Lawrence Patrick, Chairman of the Company's Board of Directors, Frederick M. R. Smith and Lucille S. Salhany each resigned as a member of the Board of Directors of the Company. On the same date, R. Brandon Burgess, the Company's Chief Executive Officer, was appointed to serve as Chairman of the Board of Directors of the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ION Media Networks, Inc.

January 14, 2008	By:	Adam K. Weinstein

Name: Adam K. Weinstein
Title: Senior Vice President, Secretary and Chief Legal Officer